UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250
(Commission File Number)	(IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release
Press Release

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 20, 2006, MakeMusic, Inc. appointed Michael Skinner to the Board of Directors, effective immediately. At the next regularly scheduled Board meeting, Mr. Skinner is expected to be appointed to the Governance Committee of the Board of Directors. Mr. Skinner’s compensation for his services as a director will be consistent with that of the company’s other non-employee directors.
     On November 27, 2006, MakeMusic, Inc. issued a press release, announcing that Karen L. VanDerBosch has been appointed the Chief Financial Officer of MakeMusic effective as of December 4, 2006. Previously, Ms. VanDerBosch served as Chief Financial Officer of Sagebrush Corporation since 2001. Prior to that time, she served as Chief Financial Officer of KB Gear Interactive from 2000 to 2001 and Fieldworks Incorporated from 1997 to 2000. Pursuant to the employment offer, the initial annual base salary for Ms. VanDerBosch will be $165,000. In addition, Ms. VanDerBosch is eligible to receive a bonus of up to 30% of her base salary depending on the achievement of corporate and personal objectives.
     Copies of the press releases issued by the company on November 27, 2006, announcing Mr. Skinner’s appointment to the Board of Directors and Ms. VanDerBosch’s appointment to the office of Chief Financial Officer are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:
99.1	Press release dated November 27, 2006 announcing a new director

99.2	Press release dated November 27, 2006 announcing the new chief financial officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2006

MAKEMUSIC, INC.
By:	/s/ Ronald B. Raup
Ronald B. Raup
President and Chief Operating Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 20, 2006	0-26192
MakeMusic, Inc.

EXHIBIT NO.	ITEM
99.1	Press release dated November 27, 2006 announcing a new director
99.2	Press release dated November 27, 2006 announcing the new chief financial officer

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